Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-63100, 333-63120, 333-102047, 333-132764, 333-160384, 333-165235, 333-186532 and 333-201892 on Form S-8 and Nos. 333-63142, 333-192761 and 333-216736 on Form S-3 of our reports dated November 14, 2017, relating to the consolidated financial statements of Rockwell Collins, Inc. and subsidiaries (the "Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended September 29, 2017.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 14, 2017